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                                                                 Exhibit 10.2

                                PERCEPTRONICS, INC.

                 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.        PURPOSE

     The purpose of the Perceptronics, Inc. 1999 Stock Option Plan for Non-Employee Directors (the "Plan") is to assist the Company in attracting, motivating and retaining qualified non-employee directors by providing for or increasing their proprietary interest in the Company through the grant of options to acquire shares of Company Common Stock. The Plan provides for the grant of options which do not qualify as "incentive stock options" within the meaning of Section 422A of the Code (e.g. non-qualified stock options).

1.        DEFINITIONS

     Whenever used herein the following terms shall have the following meanings, respectively:

a)             "Board" shall mean the Board of Directors of the Company.

a) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

a) "Common Stock" shall mean the Company's Common Stock, $.001 par value per share, as described in the Company's Certificate of Incorporation, as amended.

a) "Company" shall mean Perceptronics, Inc., a Delaware corporation.

a) "Fair Market Value Per Share" of the Company's Common Stock shall mean the closing price of the Company's Common Stock or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on the date of the grant of the Option. If there were no sales on the date of the grant of an Option, the Fair Market Value Per Share shall be determined on the immediately preceding date on which there were sales.

a) "Option" shall mean a non-qualified option granted pursuant to the Plan.


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a)             "Optionee" shall mean any non-employee director who has been granted an Option to purchase shares of Common Stock under the Plan.

a) "Plan" shall mean the Perceptronics, Inc. 1999 Stock Option Plan for Non-Employee Directors, as amended from time to time.

a) "Subsidiary" shall have the meaning set forth in Section 425(f) of the Code.

1.        ADMINISTRATION

     Subject to the provisions of the Plan, the Board shall have the authority to construe, interpret and administer the Plan, and to make all determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board shall be final, conclusive and binding on all Optionees and on their guardians, legal representatives and beneficiaries.

1.        SHARES SUBJECT TO THE PLAN

     Submit to adjustments in accordance herewith, the stock to be offered under the Plan shall consist of up to 250,000 shares of the Company's Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

     If the number of outstanding shares of Common Stock of the Company are increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided herein and the shares of Common Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Board. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

     Adjustments under this Section shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

1.        ELIGIBILITY AND PARTICIPATION


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     Options may be granted only to non-employee directors of the Company.
Employees of the Company or any Subsidiary of the Company are not eligible to receive Options under the Plan. For purposes of the Plan, directors who perform consulting services for the Company or any Subsidiary are not deemed to be "employees" of the Company.

1.        ANNUAL OPTION GRANTS

     On the date this Plan is first approved by the Company's shareholders and on April 1 of each year thereafter, each non-employee director on such date who was a non-employee director of the Company for the entire immediately preceding year shall automatically be granted an Option to purchase 12,500 shares of Common Stock. Any person who is a non-employee director of the Company on the applicable Option grant date but who was not a non-employee director during the entire immediately preceding year shall be granted Options for a number of shares determined by multiplying 12,500 by a fraction, the numerator of which is the full number of months such person was a non-employee director during the preceding year and the denominator of which is 12. Each Option shall be evidenced by an Option Agreement duly executed on behalf of the Company and by the Optionee. Each Option Agreement shall comply with and be subject to the terms and conditions of the Plan.
Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

1.        PURCHASE PRICE

     The purchase price of each share covered by each Option shall be equal to 100% of the Fair Market Value Per Share of the Common Stock of the Company on the date of Grant.

1.        DURATION OF OPTIONS

     Subject to prior termination in accordance with Section 12 hereof, the expiration date of each Option shall be the first to occur of (i) five (5) years from the date on which the Option was granted or (ii) on the effective date of the dissolution or liquidation of the Company, or any reorganization, merger or consolidation with one or more corporations or entities as a result of which the Company is not the surviving corporation, or the sale of all or substantially all of the assets of the Company or the sale (by merger or otherwise) of more than 80% of the then outstanding Common Stock.

1.        EXERCISE OF OPTIONS


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a)             Options shall be fully vested and immediately exercisable.  An
Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than 50 shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Board may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Board has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise.

a) Options may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Subsection (a) hereof.

a) Payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part by the surrender of shares of Common Stock of the Company which have been owned by the Optionee for at least six months. If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Board, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Board with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of exercise of the Option.

a) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any registration or qualification requirements of any federal or state securities laws.

1.        NON-TRANSFERABILITY OF OPTIONS


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     No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the Optionee.

1.        STOCK PURCHASE NOT FOR DISTRIBUTION

     Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option must agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

1.        TERMINATION

     Subject to the limitation stated in the last sentence of this Section 12, Options shall terminate prior to the expiration of their term as follows:
(i) if an Optionee ceases to be a director of the Company for any reason other than death or pursuant to Subsection (iii) hereof, he may at any time within three months after such termination exercise his Option(s); (ii) if an Optionee dies while serving as a director of the Company, or within three months after termination of such status (other than termination pursuant to Subsection (iii) hereof), his Option(s) may be exercised by the person or persons to whom his rights under the Option shall pass by will or by the laws of descent and distribution, for a period of one year after the date of death; and (iii) an Optionee's Options shall immediately terminate on the date his directorship is terminated on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority owned subsidiary of the Company. In no event may an Option be exercised to any extent by anyone after the expiration of its term.

1.        AMENDMENT AND TERMINATION OF PLAN

a) The Board may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by the Company's shareholders if the amendment would (i) increase the number of shares of Common Stock which may be issued under the Plan; or (ii) materially modify the requirements as to eligibility for participation in the Plan.


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a)             No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee under the Plan.

a) The terms and conditions of any Option granted to an Optionee under the Plan may be modified or amended only by a written agreement executed by the Optionee and the Company.

1.        EFFECTIVE DATE OF PLAN

     This Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders and no Options may be granted under the Plan until such shareholder approval has been obtained.

1.        TERM OF PLAN

     No Option shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval of the Plan by the Company's shareholders.

     The date of adoption of the Plan by the Board was June 29, 1999. The date of the approval of the Plan by the shareholders was September 14, 1999.